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                                                                   EXHIBIT 23(a)


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the Comerica Incorporated 1997 Long-Term Incentive Plan, of our report dated January 18, 2000, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP



October 16, 2000
Detroit, Michigan